UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017 (August 9, 2017)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 9, 2017, Majesco (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  A total of 33,674,745 shares of common stock constituting a quorum were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 23, 2017, are as follows:

Proposal 1. At the Annual Meeting, the terms of all eight (8) members of the Board of Directors expired. All of the eight (8) nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the eight (8) directors was as follows:

Directors	For	Withheld	Abstentions	Broker Non-Votes
Dr. Arun K. Maheshwari	31,310,219	31,229	2,317	2,330,980
Ketan Mehta	31,138,874	202,596	2,295	2,330,980
Earl Gallegos	31,328,940	14,721	104	2,330,980
Steven R. Isaac	31,328,882	14,724	159	2,330,980
Atul Kanagat	31,326,455	14,938	2,372	2,330,980
Sudhakar Ram	31,137,983	203,404	2,378	2,330,980
Robert P. Restrepo, Jr.	31,229,790	41,645	2,350	2,330,980
Westley V. Thompson	31,307,173	34,292	2,295	2,330,980

Proposal 2. At the Annual Meeting, the stockholders approved the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent auditors for the fiscal year ending March 31, 2018. The result of the votes to approve MSPC Certified Public Accountants and Advisors, P.C. was as follows:

For	Against	Abstain	Broker Non-Votes
33,669,831	4,103	811	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

	By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer
Date: August 10, 2017